EXHIBIT 99.1

PARK ELECTROCHEMICAL CORP.                           NEWS RELEASE
Contact:  James W. Kelly                    48 South Service Road
                                               Melville, NY 11747
                                                   (631) 465-3600


        PARK ELECTROCHEMICAL REPORTS THIRD QUARTER RESULTS

Melville,  New  York, December 20, 2005......Park  Electrochemical
Corp. (NYSE-PKE) reported sales of $57,159,000 for its 2006 fiscal year third quarter ended November 27, 2005 compared to sales of $50,359,000 for the third quarter of last year. Park's sales for the first nine months ended November 27, 2005 were $165,277,000 compared to sales of $159,975,000 for last year's first nine months.

Park reported net profit before special items of $8,233,000 for the third quarter ended November 27, 2005 compared to net profit before special items of $4,189,000 for last fiscal year's third quarter. During the current year's third quarter, the Company recognized a tax benefit of $1,512,000 relating to the reversal of valuation allowances against deferred tax assets previously recorded in the United States. During last year's third quarter, the Company recognized a $4,745,000 gain related to insurance proceeds from the November 2002 accident at its Singapore facility and a $625,000 after-tax charge for termination benefits related to workforce reductions at its North American and European operations. Accordingly, net earnings were $9,745,000 for the third quarter ended November 27, 2005 compared to net earnings of $7,692,000 for last fiscal year's third quarter ended November 28, 2004.

For the nine-month period ended November 27, 2005, Park reported net profit before special items of $20,677,000 compared to net profit before special items of $13,157,000 for last year's nine-month period. During the current year's nine-month period, the Company recorded an after-tax charge of $1,059,000 for termination benefits related to the reduction in workforce at the its Neltec Europe SAS subsidiary in Mirebeau, France and the $1,512,000 tax benefit referred to above. Last year's nine-month period ended November 28, 2004 included the gain of $4,745,000 on the insurance settlement and the employment termination benefits charge of $625,000 described above. Accordingly, net earnings were
$21,130,000 for the nine-month period ended November 27, 2005 compared to net earnings of $16,660,000 for last year's first nine-month period.

Park reported diluted earnings per share before special items of $.41 and $1.03, respectively, for the third quarter and nine months ended November 27, 2005 compared to $.21 and $.66, respectively, for last year's third quarter and nine-month period. Diluted earnings per share were $.48 and $1.05, respectively, for the third quarter and nine months ended November 27, 2005 compared to $.38 and $.83, respectively, for last year's third quarter and first nine-month period.

Brian Shore, Park's President and CEO, said, "Not too surprisingly, the condition of the global markets for our electronic materials products during our third quarter was a little better than the condition of those markets during our second quarter. (Remember that our second quarter is our "summer" quarter during which business tends to be a little slower.) At this point, our visibility regarding the condition of the electronics markets for our fourth quarter is particularly poor, because it is very difficult to anticipate how those markets will emerge from the New Year's holiday. On the other hand, the markets for our advanced materials products were relatively strong during the third quarter, and we believe that this strength will persist through our fourth quarter." Brian Shore concluded, "As has been the case for the last several quarters, we continue to focus our attention, energy and resources on the development and growth of our advanced material business."

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EST today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (877) 704-5378.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EST today through 11:59 p.m. EST on Saturday, December 24, 2005. The conference call replay can be accessed by dialing (888) 203-1112 and entering passcode 2647350 or on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles ("GAAP") financial measures, which include special items, such as employment termination benefits charges and the gain on the insurance claim settlement. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company's operating performance, since the Company's on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to net earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Certain portions of this press release may be deemed to constitute forward looking statements that are subject to various factors which could cause actual results to differ materially from Park's expectations. Such factors include, but are not limited to, general conditions in the electronics industry, Park's competitive position, the status of Park's relationships with its customers, economic conditions in international markets, the cost and availability of utilities, and the various factors set forth under the caption "Factors That May Affect Future Results" after Item 7 of Park's Annual Report on Form 10-K for the fiscal year ended February 27, 2005.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials and advanced composite materials for the electronics, military, aerospace, wireless communication, specialty and industrial markets. The Company's manufacturing facilities are located in Singapore, China (currently under construction), France (two facilities), Connecticut, New
York, Arizona and California. The Company operates under the FiberCoteT, Nelcor and Neltecr names.

Additional corporate information is available on the Company's web site at www.parkelectro.com.

The   performance   table   (in  thousands,   except   per   share
amounts-unaudited):

                                    13 weeks Ended        39 weeks Ended
                                    --------------        --------------
                                 11/27/05   11/28/04   11/27/05   11/28/04
                                 --------   --------   --------   --------

Sales                            $57,159    $50,359    $165,277   $159,975

Net Profit before Special Items   $8,233     $4,189     $20,677    $13,157
Special Items                      1,512      3,503         453      3,503
                                 --------   --------   --------   --------
   Net Profit                     $9,745     $7,692     $21,130    $16,660

Basic Earnings Per Share:
  Net Profit before Special Items  $0.41      $0.21       $1.04      $0.66
  Special Items                     0.07       0.17        0.02       0.17
                                   -----      -----       -----      -----
  Net Earnings                     $0.48      $0.38       $1.06      $0.83

Diluted Earnings Per Share:
  Net Profit before Special Items  $0.41      $0.21       $1.03      $0.66
  Special Items                    $0.07      $0.17       $0.02      $0.17
                                   -----      -----       -----      -----
  Net Earnings                     $0.48      $0.38       $1.05      $0.83

Weighted Average Shares
Outstanding:
  Basic                           20,099     19,901      20,026     19,866
  Diluted                         20,251     20,061      20,183     20,081


The comparative balance sheets (in thousands):

                                            11/27/05      2/27/05
                                            --------     --------
                                          (unaudited)
     Assets
     ------
     Current Assets
        Cash and Marketable Securities      $206,895     $189,578
        Accounts Receivable, Net              36,944       35,722
        Inventories                           14,155       15,418
        Other Current Assets                   3,620        2,944
                                            --------     --------
          Total Current Assets               261,614      243,662

     Fixed Assets, Net                        58,503       63,251
     Other Assets                              2,484          398
                                            --------     --------
         Total Assets                       $322,601     $307,311
                                            ========     ========


     Liabilities and Stockholders'Equity
     -----------------------------------
     Current Liabilities
        Accounts Payable                     $14,020      $15,121
        Accrued Liabilities                   39,448       20,566
        Income Taxes Payable                   7,337        6,474
                                            --------     --------
          Total Current Liabilities           60,805       42,161

     Deferred Income Taxes                     5,039        5,042
     Liability from Discontinued Operations   17,252       17,251
                                            --------     --------
          Total Liabilities                   83,096       64,454

     Stockholders' Equity                    239,505      242,857
                                            --------     --------
          Total Liabilities and
     	       Stockholders' Equity           $322,601     $307,311
                                            ========     ========

     Equity Per Share                         $11.91       $12.19
                                              ======       ======


Detailed operating information (in thousands - unaudited):

 				        13 Weeks Ended           39 Weeks Ended
                                --------------           --------------
                             11/27/05    11/28/04     11/27/05    11/28/04
                             --------    --------     --------    --------

   Net Sales                 $ 57,159    $ 50,359    $ 165,277   $ 159,975
   Cost  of  Sales             41,867      40,519      126,360     127,005
     %                          73.2%       80.5%        76.5%       79.4%
   Gross Profit                15,292       9,840       38,917      32,970
      %                         26.8%       19.5%        23.5%       20.6%
   Selling, General and
     Administrative Expenses    6,092       6,282       18,314      21,144
     %                          10.7%       12.4%        11.0%       13.2%
   Profit from Operations       9,200       3,558       20,603      11,826
     %                          16.1%        7.1%        12.5%        7.4%
   Other Income                 1,562         971        4,381       2,398
     %                           2.7%        1.9%         2.7%        1.5%
   Pre-Tax Operating Profit    10,762       4,529       24,984      14,224
     %                          18.8%        9.0%        15.1%        8.9%
   Income Tax Provision         2,529         340        4,307       1,067
     Effective Tax Rate         23.5%        7.5%        17.2%        7.5%
   Net Profit Before
     Special Items              8,233       4,189       20,677      13,157
     %                          14.4%        8.3%        12.5%        8.2%

 Special Items:
   Employment Termination
     Benefits Charges            -            625        1,059         625
     %                           -           1.2%         0.6%        0.4%

   Insurance Gain                -          4,745          -         4,745
     %                           -           9.4%          -          3.0%
   Income Tax Provision       (1,512)         617       (1,512)        617
      Effective Tax Rate      (14.0%)       15.0%        (6.0%)      15.0%
   After-Tax Special Items      1,512       3,503           453      3,503
     %                           2.6%        7.0%          0.3%       2.2%
 After Special Items:
   Earnings before
      Income Taxes             10,762       8,649        23,925     18,344
     %                          18.8%       17.2%         14.5%      11.5%
   Income Tax Provision         1,017         957         2,795      1,684
     Effective Tax Rate          9.4%       11.1%         11.7%       9.2%
   Net Earnings                 9,745       7,692        21,130     16,660
     %                          17.0%       15.3%         12.8%      10.4%




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